UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                      December 22, 2006 (December 19, 2006)


                              SAMSONITE CORPORATION
             (Exact name of registrant as specified in its charter)

   Delaware                       0-23214                      36-3511556
(State or other                 (Commission                 (I.R.S. Employer
jurisdiction of                 file number)              Identification Number)
incorporation or
organization)

    11200 East 45th Avenue
      Denver, Colorado                                         80239-3018
(Address of principal executive                                (Zip Code)
         offices)

                                (303) 373-2000
                        Registrant's telephone number,
                             including area code:

                                      N/A
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01    Entry into Material Definitive Agreement.

On December 20, 2006, the Company entered into a credit agreement relating to a new credit facility. On December 21, 2006, the Company closed the new credit facility, which consists of a $450 million senior secured term loan facility and an $80 million senior secured revolving credit facility, including a letter of credit sub-facility. The proceeds of the term loan facility, together with a portion of the proceeds of the revolving credit facility and cash on hand, are expected to be used to finance the payment of the Distribution (as defined below) and the purchase of the validly tendered notes pursuant to the Offers (as defined below). The new credit facility is secured by substantially all of the Company's domestic assets and certain foreign assets.

A copy of the Credit Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.


Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Distribution, Marcello Bottoli(1), the Company's Chief Executive Officer, Richard H. Wiley, the Company's Chief Financial Officer, and certain of the Company's other executive officers are entitled to receive cash dilution adjustment payments in respect of shares of common stock underlying options held directly and indirectly by such individuals. Specifically, Mr. Bottoli is entitled to receive a dilution adjustment payment of approximately $2.8 million, Mr. Wiley is entitled to receive a dilution adjustment payment of approximately $450,000, and Thomas Korbas, Marc Matton and Giuseppe Fremder are each entitled to receive a dilution adjustment payment of approximately $225,000.

(1) Stonebridge Development Limited, a corporation formed by a trust established by Mr. Bottoli for the benefit of himself and his family, is the direct holder of all options beneficially held by Mr. Bottoli.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2006 the Company restated its certificate of incorporation (the "Restated Certificate of Incorporation"). The Restated Certificate of
Incorporation: (i) deleted references to the Company's Series Z Preferred Stock, no shares of which are outstanding and none of which will be issued; (ii) deleted references to the Company's 13 7/8% Preferred Stock, no shares of which are outstanding and none of which will be issued; and (iii) deleted references to the Company's Series B Preferred Stock, no shares of which have been or will be issued. The effective date of the Restated Certificate of Incorporation is December 19, 2006.

A current copy of the Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.


Item 8.01    Other Events.

On December 20, 2006, the Board of Directors of the Company approved a special cash distribution in an aggregate amount of $175 million (the "Distribution") consisting of dividends on the Company's common stock and convertible preferred stock and certain dilution adjustment payments to holders of the Company's outstanding stock options. The total dividend per share of common stock will be within a range of $0.2273 and $0.2347 and the dividend per share of convertible preferred stock is $359.33. The minimum aggregate amount of dividends on the Company's common stock is $164,122,676 and the maximum aggregate amount of dividends on the Company's convertible preferred stock is $5,485,172. The aggregate amount of dilution adjustment payments is approximately $5.4 million.

As of December 21, 2006, holders of more than 90% of the convertible preferred stock have elected to convert their convertible preferred stock into common stock effective as of January 4, 2007. To the extent more holders of convertible preferred stock convert their convertible preferred stock into common stock on or prior to January 4, 2007, the total dividends payable on the common stock will increase and the total dividends payable on the convertible preferred stock will decrease.

The Board established January 2, 2007 as the record date for the dividends on the common stock and January 5, 2007 as the record date for the dividends on the convertible preferred stock. The Board established January 5, 2007 as the payment date for the dividends on the common stock and the convertible preferred stock (with the possibility of a supplemental payment on January 9, 2007 in respect of the common stock, as described below).

While the aggregate amount of the Distribution has been fixed by the Board at $175 million, the exact amount of dividends paid on the common stock and the convertible preferred stock will not be known until January 5, 2007. Any supplemental portion of the dividends payable on the common stock that are not paid on January 5, 2007 will be paid on January 9, 2007.

As previously disclosed in the Notice and Information Package distributed to holders of the convertible preferred stock on December 18, 2006 (a copy of which was filed as an exhibit to the Company's Current Report on Form 8-K filed with the SEC on December 18, 2006), on December 18, 2006 holders of more than 90% of the Company's convertible preferred stock entered into written agreements with the Company electing to convert their convertible preferred stock into common stock effective as of January 4, 2007 (the day prior to the payment of dividends on the convertible preferred stock). Additional information concerning the Distribution is set forth in the Notice and Information Package.

The Company also announced that its offers to purchase (the "Offers") any and all of its $164,970,000 outstanding 8-7/8% Senior Subordinated Notes due 2011 and Euro 100,000,000 outstanding Floating Rate Senior Notes due 2010 expired at 9:00 a.m., New York City time, on December 21, 2006. As of 9:00 a.m., New York City time, on December 21, 2006, $164,710,000 million aggregate principal amount, or approximately 99.84% of the outstanding Senior Subordinated Notes, and Euro 85,331,000 aggregate principal amount, or approximately 85.33% of the outstanding Floating Rate Notes, have been validly tendered and accepted for payment by the Company. The Company's acceptance of the validly tendered notes made operative the applicable supplemental indenture relating to each series of notes. The supplemental indentures were filed as exhibits to the Company's Current Report on Form 8-K filed with the SEC on December 6, 2006.

The Company expects to redeem the remaining Euro 14,669,000 aggregate principal amount of Floating Rate Notes in January 2007 pursuant to the terms of the indenture governing the Floating Rate Notes at a price of 102% of the principal amount of each Floating Rate Note, plus accrued and unpaid interest through the redemption date.


A copy of the press release announcing the Distribution, the expiration of the Offers and the new credit facility is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 9.01    Financial Statements and Exhibits.

       (d) Exhibits.

Exhibit
Number          Description
------          -----------

1.1             Credit Agreement, dated as of December 20, 2006.

3.1             Restated Certificate of Incorporation.

99.1 Press Release issued by Samsonite Corporation on December 21, 2006, announcing the Distribution, the expiration of the Offers and the new credit facility.


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                                  Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Samsonite Corporation


                                 By: /s/Richard H. Wiley
                                    -------------------------------------------
                                    Name:  Richard H. Wiley
                                    Title: Chief Financial Officer, Treasurer
                                    and Secretary


Date: December 22, 2006